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                                                                  EXHIBIT 10.27


                                AMENDMENT NO. 1

                           Dated as of April 22, 2004

                                       to

                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of February 25, 2004


                  THIS AMENDMENT NO. 1 dated as of April 22, 2004 ("Amendment") is entered into by and among Jabil Circuit Financial II, Inc., a Delaware corporation (the "Seller"), Jabil Circuit, Inc., a Delaware corporation (the "Servicer"), Jupiter Securitization Corporation ("Jupiter"), the financial institutions party hereto (the "Financial Institutions") and Bank One, NA (Main Office Chicago), as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the RPA, as defined below.

                             PRELIMINARY STATEMENTS

                  A. The Seller, the Servicer, Jupiter, the Financial Institutions and the Agent are parties to that certain Receivables Purchase Agreement dated as of February 25, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "RPA").

                  B. The parties hereto have agreed to amend the RPA on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Servicer, Jupiter, the Financial Institutions and the Agent agree as follows:

                  SECTION 1. Amendment to the RPA. Effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the RPA is hereby amended as follows:

                  1.1 Section 9.1(f) of the RPA is hereby amended to replace the period at the end of clause (ii) with "; or" and add the following clause (iii) at the end:

                           (iii) the average of the Dilution Ratios as at the end of such month and the two preceding months shall exceed 8.0%.

                  1.2 Exhibit I to the RPA is hereby amended to add the following definitions in the appropriate alphabetical order:

                  "Default Proxy Ratio" means, as at the last day of any calendar month, a percentage equal to (i) the sum of (A) the aggregate Outstanding Balance of all Receivables greater than 90 days past due and less than 121 days past due as of


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         such day plus (B) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables during such month and which have remained unpaid for less than 91 days from the original invoice date, divided by (ii) the Originator Sales during the month ended three (3) months prior to such month.

                  "Dilution Horizon Ratio" means, as of the last day of any calendar month, a percentage equal to (i) the Originator Sales during such calendar month divided by (ii) the aggregate Outstanding Balance of all Eligible Receivables as of such date.

                  "Dilution Percentage" means, as of the last day of any calendar month, a percentage equal to the following calculation:

                    [(2 x ED) + ((DS - ED) x DS / ED)] x DHR

         where:

                           ED  =  the Expected Dilution Ratio at such time.

                           DS  =  the Dilution Spike Ratio at such time.

                           DHR =  the Dilution Horizon Ratio at such time.

                  "Dilution Ratio" means, as of the last day of any calendar month, a percentage equal to (i) the aggregate amount of Dilutions which accrued during such calendar month, divided by (ii) the Originator Sales during the month ending one (1) calendar month prior to such date.

                  "Dilution Spike Ratio" means, as of the last day of any calendar month, a percentage equal to the highest Dilution Ratio as of the last day of any of the twelve (12) months then most recently ended.

                  "Expected Dilution Ratio" means, as of any date, the average of the Dilution Ratios in respect of the twelve (12) immediately preceding months.

                  1.3 Exhibit I to the RPA is hereby further amended to delete the definitions of "Dilution Reserve", "Loss Ratio" and "Purchase Limit" and replace them with the following:

                  "Dilution Reserve" means, on any date, an amount equal to the greater of (i) $12,000,000 and (ii) an amount equal to the Dilution Percentage multiplied by the Net Receivables Balance on such date.

                  "Loss Ratio" means, as of the last day of any calendar month, a percentage equal to the highest three-month rolling average Default Proxy Ratio as of the last day of any of the twelve (12) months then most recently ended.

                  "Purchase Limit" means $120,000,000.


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                  1.4      Schedule A to the RPA is hereby amended to delete
the "$102,000,000" Commitment amount of Bank One, NA (Main Office Chicago) and replace it with the amount "$122,400,000."

                  SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date first above written, upon receipt by the Agent of four
(4) copies of this Amendment duly executed by each of the Seller, the Servicer, the Purchasers and the Agent.

                  SECTION 3. Covenants, Representations and Warranties of the Seller and the Servicer.

                  3.1 Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it, to the extent the same are not amended hereby, in the RPA, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

                  3.2 Each of the Seller and the Servicer hereby represents and warrants, (i) that this Amendment constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, no Amortization Event or Potential Amortization Event has occurred or is continuing.

                  SECTION 4. Reference to the Effect on the RPA.

                  4.1 Upon the effectiveness of this Amendment, each reference in the RPA to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument or agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

                  4.2 Except as specifically amended hereby, the RPA and the other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                  4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers or the Agent under the RPA or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

                  SECTION 5. Headings. Section headings in the Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.


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                  SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                  SECTION 7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  SECTION 8. Fees and Expenses. The Seller hereby confirms its agreement to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent.


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                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                        JABIL CIRCUIT FINANCIAL II, INC.

                                        By: /s/  JAMES FALCONER
                                            -----------------------------------
                                        Name: James Falconer
                                        Title: Vice President


                                        JABIL CIRCUIT, INC., as Servicer

                                        By: /s/  FORBES ALEXANDER
                                            -----------------------------------
                                        Name: Forbes Alexander
                                        Title: Treasurer


                                        JUPITER SECURITIZATION CORPORATION

                                        By: /s/  MAUREEN MARCON
                                            -----------------------------------
                                        Name: Maureen Marcon
                                        Title: Authorized Signatory


                                        BANK ONE, NA (Main Office Chicago), as
                                        a Financial Institution and as Agent

                                        By: /s/  MAUREEN MARCON
                                            -----------------------------------
                                        Name: Maureen Marcon
                                        Title: Director, Capital Markets